UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2024 (June 18, 2024)

SinglePoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001 per share	SING	Cboe BZX Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On June 18, 2024, SinglePoint Inc. (the “Company”) and Bucktown Capital, LLC, a Utah limited liability company (“Lender”), entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the Company and Lender agreed to (i) partition a new promissory note (the “Partitioned Note”) from that certain promissory note dated July 13, 2021 in the original principal amount of $1,580,000 (the “Original Note”) and then cause the outstanding balance of the Original Note to be reduced by approximately $133,912; and (ii) exchange the Partitioned Note for the delivery of an aggregate amount of 1,077,851 shares of the Company’s common stock (the “Common Stock”), par value $0.0001 (the “Exchange Shares”). There is no principal amount outstanding on the Original Note following the consummation of the transaction pursuant to the Exchange Agreement.

The foregoing description of the terms of the Exchange Agreement does not purport to be complete and is qualified in its entirety by the complete text of the form of Exchange Agreement incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K.

Item 3.01 Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on March 5, 2024, the Company received a notification letter from the Listing Qualifications Department (the “Staff”) of The Cboe BZX Exchange, Inc. (“Cboe BZX”) (the “Minimum Bid Price Requirement Notice”) notifying the Company that its Common Stock did not maintain a minimum bid price of $1.00 over 30 consecutive business days as required by Cboe BZX Listing Rule 14.9(e)(1)(B) (the “Minimum Bid Price Requirement”).

On April 17, 2024, the Company received a separate notification letter from the Staff (the “First Timely Filing Requirement Notice”) notifying the Company that the Company had not timely filed its Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) within the 15-day grace period (as set forth in the Form 12b-25 the Company filed with the SEC) as required by Cboe BZX Listing Rule 14.6(c)(1) (the “Timely Filing Requirement”).

On May 15, 2024, the Company provided the Staff with an update on the timing of its Form 10-K.

On  June 4, 2024, the Company received another notification letter from the Staff (together with the Minimum Bid Price Requirement Notice and the First Timely Filing Requirement Notice, the “Cboe BZX Deficiency Notices”) notifying the Company that the Company had not timely filed its Form 10-Q for the quarter ended March 31, 2024 (the “Form 10-Q”) within the 5-day grace period (as set forth in the Form 12b-25 the Company filed with the SEC) as required by the Timely Filing Requirement.

On June 14, 2024, the Company provided the Staff with a plan for regaining compliance with respect to the Minimum Bid Price Requirement and the Timely Filing Requirement.

On June 18, 2024, the Company received a written notice (the “Delisting Notice”) indicating that the Company has not cured the deficiencies noted in the Cboe BZX Deficiency Notices and that the Staff had determined that the Common Stock also does not meet the continued listing standards of Cboe BZX Listing Rule 14.9(e)(2)(B) (the “MVLS Standard”) as the market value of its listed securities was below the minimum of $50 million and Cboe BZX Listing Rule 14.9(e)(2)(C) (the “Net Income Standard”) as the Company’s net income from continuing operations was below the minimum of $750,000 for two of the three most recently completed fiscal years. In addition, the Staff noted in the Delisting Notice that because the Company’s Form 10-K and Form 10-Q have not been filed, the Staff is unable to determine whether the Company’s Common Stock complies with Cboe BZX Listing Rule 14.9(e)(2)(A) (the “Equity Standard” and together with the MVLS Standard and the Net Income Standard, the “Continued Listing Standards”) which requires a stockholders’ equity of at least $5 million and market value of publicly held shares of at least $15 million.  Based on the aggregate of the deficiencies with respect to the Minimum Bid Price Requirement, the Timely Filing Requirement and the Continued Listing Standards, the Staff, pursuant to its authority under Cboe BZX Listing Rule 14.2, has determined to suspend the trading of the Common Stock on June 27, 2024 and then delist it from Cboe BZX.

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Under Cboe BZX Listing Rule 14.12(h), the Company may request a hearing before a Hearings Panel (the “Panel”) by submitting a written request to the chief regulatory officer of the Cboe BZX no later than 5:30 p.m. ET on June 25, 2024 and a hearing fee of $20,000 with 15 calendar days of the Delisting Notice.  A timely request for review would stay the delisting of the Common Stock for a period of 15 calendar days from June 25, 2024, or until July 10, 2024, unless the Panel decides to stay the delisting for an additional period of time.

Accordingly, the Company has already taken proactive measures and requested a hearing before the Panel, at which hearing the Company will request an extension within which to evidence compliance with Minimum Bid Price Requirement, the Timely Filing Requirement and the applicable Continued Listing Standard. The time and place of any hearing before the Panel will be determined by the Panel. The Company intends to take definitive steps in an effort to evidence compliance with the applicable continued listing requirements of the Cboe BZX. There can be no assurance that the Panel will grant the Company’s request for a stay of the delisting or continued listing.

Forward-looking Statements

This report may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to: any statements regarding: our ability to regain compliance with the Minimum Bid Price Requirement, the Timely Filing Requirement, the applicable Continued Listing Standard and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price.

We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this report should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosures set forth above under Item 1.01 are incorporated herein by reference. The issuance by the Company of the Exchange Shares in exchange for the Partitioned Note pursuant to the Exchange Agreement was made in reliance upon the exemption from the registration requirements under Section 3(a)(9) under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

                (d) Exhibits

EXHIBIT INDEX
Exhibit No.	Description
10.1	Form of Exchange Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 24, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: June 24, 2024	By:	/s/ William Ralston
	Name:	William Ralston
	Title:	Chief Executive Officer

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